UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 2, 2015, Blackbaud, Inc., a Delaware corporation (the “Company”), entered into an Amendment, Consent and Waiver Agreement (the “Amendment”) with Smart Tuition Holdings, LLC, a Delaware limited liability company (“Seller”). The Amendment amended the terms of that certain Unit Purchase Agreement, dated August 10, 2015, between the Company and Seller (the “Purchase Agreement”) pursuant to which the Company agreed to acquire from Seller all of the issued and outstanding units of Smart, LLC, a Delaware limited liability company (“Smart”). The Amendment made certain adjustments to the calculation of working capital and removed the escrow of funds reserved for any post-closing adjustments to the purchase price. A copy of the Amendment is filed as Exhibit 10.79 to this Current Report on Form 8-K.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 2, 2015, the Company completed its acquisition of all of the outstanding units of Smart from Seller pursuant to the Purchase Agreement (as amended by the Amendment).
The proceeds paid, net of closing adjustments, was $187.8 million. Due to closing adjustments, Smart is not significant for the Company under any significant subsidiary test provided in SEC Regulation S-X. As described in Item 2.03 below, the purchase price paid in connection with the closing of the Smart acquisition was funded primarily from additional borrowings of $186.0 million under the Company’s senior secured credit facility, with the remainder funded by cash on hand.
A portion of the purchase price due to the Seller was placed into escrow in connection with their indemnity obligations under the Purchase Agreement and for customary post-closing adjustments.
A summary of the material terms of the Purchase Agreement is included in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2015. A copy of the Purchase Agreement is filed as Exhibit 10.78 to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 2, 2015, the Company drew down a $186.0 million revolving credit loan under its senior secured credit facility to finance its acquisition of Smart described under Item 2.01 of this Current Report on Form 8-K.
Following the draw down, approximately $261.0 million is currently outstanding under the revolving credit loans with approximately $85.0 million of capacity unutilized when including issued letters of credit. Following the closing of the Smart transaction on October 2, 2015, the principal amount outstanding on the term loan was approximately $168.0 million, resulting in a total amount outstanding on the revolving credit loans and term loan of approximately $429.0 million after the acquisition.
Summaries of the terms of the senior secured credit facility, the pledge agreement and the guaranty agreement are more fully described under Item 1.01 of the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 3, 2014, as well as the Company's quarterly report on Form 10-Q for the period ended June 30, 2015 filed by the Company with the Securities and Exchange Commission on August 6, 2015, and such summaries are hereby incorporated herein by this reference.
Item 8.01. Other Events.
On October 5, 2015, the Company issued a press release relating to the completion of the Smart acquisition. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description

10.78	Unit Purchase Agreement, dated as of August 10, 2015, by and between Smart Tuition Holdings, LLC and Blackbaud, Inc.

10.79	Amendment, Consent and Waiver Agreement, dated as of October 2, 2015, by and between Smart Tuition Holdings, LLC and Blackbaud, Inc.

99.1	Press release of Blackbaud, Inc. dated October 5, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	October 8, 2015	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)